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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 20, 1998

                        YES! ENTERTAINMENT CORPORATION
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)



      0-25916                                             94-3165290
(Commission File No.)                          (IRS Employer Identification No.)


                         3875 HOPYARD ROAD, SUITE 375
                             PLEASANTON, CA 94588
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:

                                (510) 847-9444


                      ____________________________________

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On March 20, 1998, YES! Entertainment Corporation, a Delaware corporation (the "Company"), sold its food business unit, including its Mrs. Fields Baking Factory and Baskin-Robbins Ice Cream Maker products, and its girls activity business unit, including its Dance Studio and Cheerleading Studio products, to Wham-O, Inc., a Delaware corporation, pursuant to an Asset Purchase Agreement dated as of February 27, 1998, by and between Wham-O and the Company (the "Asset Purchase Agreement"). The total purchase price included $9.8 million in cash for purchase of the lines and related inventory, a contingency payment of up to $2.5 million to be earned based upon certain performance criteria for the food line in the first year, royalties of up to $5.5 million over a seven year period and an allocation of $50,000 of such purchase price to Donald Kingsborough as compensation for his agreement to a noncompete provision in the Asset Purchase Agreement.

     On March 31, 1998, the Company issued a press release relating to the closing of the sale, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                                       2
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        YES! ENTERTAINMENT CORPORATION



Dated:  April 1, 1998                   By: /s/ Donald D. Kingsborough
                                           ____________________________________
                                              Donald D. Kingsborough
                                              Chief Executive Officer
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                                   EXHIBITS


Exhibit No.    Description

2.1 Asset Purchase Agreement dated as of February 27, 1998 by and between YES! Entertainment Corporation, a Delaware corporation, and Wham-O, Inc., a Delaware corporation (the "Asset Purchase Agreement").

2.2            Amendment No. 1, dated as of March 20, 1998, to the Asset
               Purchase Agreement.

99.1           Press release of YES! Entertainment Corporation dated March 31,
               1998.

                                      3.